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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2008

                            HAMPSHIRE GROUP, LIMITED
             (Exact name of Registrant as specified in its charter)

          Delaware                      000-20201               06-0967107
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)

       1924 Pearman Dairy Road Anderson, South Carolina           29625
           (Address of principal executive offices)             (Zip code)

                                 (864) 231-1200
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry Into a Material Definitive Agreement.

Effective as of April 29, 2008, in connection with the matters described in Item
5.02 below, Hampshire Group, Limited (the "Company") entered into indemnification agreements (the "Indemnification Agreements") with each of Richard Mandell and Herbert Elish (each an "Indemnitee"). Each Indemnitee became a member of the Board of Directors of the Company on April 29, 2008 as described in Item 5.02 below.

Each Indemnification Agreement provides, among other things, that the Company will indemnify the Indemnitee if the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the Indemnitee is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company or, while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity; provided, that the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful. In addition, the Company is required to advance expenses on behalf of the Indemnitee in connection with the Indemnitee's defense of any such claim; provided, that the Indemnitee undertakes in writing to repay such amounts to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification by the Company.

The Indemnification Agreements are filed as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference in their entirety.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2008, the Company appointed Michael S. Culang as President and Chief Executive Officer of the Company. Mr. Culang, 58, previously held the title of Interim President and Chief Executive Officer of the Company since June 2006. Prior to assuming these responsibilities, he served as President and Chief Executive Officer of the Hampshire Designers and Hampshire Brands divisions of the Company. Prior to joining the Company in 1998, Mr. Culang served as President of Somerset Knitting Mills, a Division of Phillips-Van Heusen from 1986 through 1997.

On April 29, 2008, the Executive Committee of the Board of Directors (the "Board") of the Company, pursuant to the Bylaws of the Company, expanded the Board to eight directors and elected Mr. Culang, Richard Mandell and Herbert Elish as directors to fill the three new vacancies.

The press release announcing the appointment of Mr. Culang as President and Chief Executive Officer and the election of new directors is filed as Exhibit
99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.


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Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

     Exhibit 10.1 -- Indemnification Agreement, dated as of April 29, 2008, by and between Richard Mandell and Hampshire Group, Limited.

     Exhibit 10.2 -- Indemnification Agreement, dated as of April 29, 2008, by and between Herbert Elish and Hampshire Group, Limited.

     Exhibit 99.1 -- Press Release issued by Hampshire Group, Limited on May 1, 2008.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            HAMPSHIRE GROUP, LIMITED


                             By:   /s/ Heath L. Golden
                                   ---------------------------------------------
                                   Name: Heath L. Golden
                                   Title: Vice President and General Counsel


Dated: May 5, 2008